Exhibit 10.1

SALES REPRESENTATION AGREEMENT

This Agreement is made and entered into in the state of Florida, as of this ____ Day of ______, 201__, by and between Illumination America LLC, with a principal place of business at 2060 N.W. Boca Raton Blvd, Boca Raton, FL 33421, hereafter called (the "Company"), a Florida LLC and ___________ hereinafter called (the "Representative").

WITNESSETH:

WHEREAS, Company warrants it is the producer and/or authorized agent of the manufacturers and is authorized to represent the products of the manufacturer as described in the attached Exhibit "A" ("Products"); and

WHEREAS, Company desires to secure the services of the Representative to provide contacts, leads, arrange appointments and sell the products represented by the Company; and '

NOW THEREFORE, in consideration of the premises and covenants and undertakings herein contained, it is mutually agreed as follows:

1. PRINCIPALS & WARRANTIES

The Company hereby appoints and Representatives accept appointment as Representative of the Company. Representatives warrant that it has the financial and physical resources to provide leads, appointments, sales and otherwise promotes the products designated in Products Exhibit "A", in a professional manner and are desirous of selling the Products or providing qualified leads as an independent representative.

2. DUTIES OF THE REPRESENTATIVE & WARRANTIES

2.1 The duties and obligations of the Representative shall, by all reasonable and proper means be, to sell the products of the Company to its customers or potential customers. Representative shall sufficiently understand the product line in order to make a professional presentation to the client and or the client's architects, engineers and or other advisors to the client on LED lighting relevant to the project. Representative will submit bi-weekly progress reports to the Company. Representative warrants that it has the financial and physical resources to promote the sale and use of the products and is desirous of developing demand for and selling such products as authorized herein

3. PRODUCTS

The products covered by this Agreement include: Those products listed on Exhibit "A" attached.

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4. ACCOUNT LIST

The Account List covered by this Agreement is attached as Exhibit "B"

This List is developed by the Representative and shall be amended from time to time and approved by the Company. The decision to do business with any of the accounts shall be solely the decision of the Company. The Representative shall be the sole and exclusive representative of the Company for the sale of Products to approved accounts. The Accounts set forth in Exhibit A shall be considered as exclusive to the Representative and cannot be deleted, changed or modified by Company unless the Company in its sole discretion determines that the representative has made insufficient progress in closing the sale. Notwithstanding the above, the Representative will make no determination until 6 months after the first contact.

5. PROCEDURE

Inquiries and/or Orders received by the Representative shall be immediately forwarded to the Company for approval and/or acceptance or rejection. AH sales negotiations shall be conducted in accordance with such prices, terms and conditions as are specified by company, and in accordance with all applicable laws, rules and regulations in the sale and exploitation of the Products.

6. REPRESENTATIVE COMMISSIONS

a. Commissions will be remitted to Representative by the 151 day of the month after the customer pays an invoice. The Company agrees to pay and the Representative agrees to accept as full compensation for their services the commission outlined in schedule Exhibit "C" attached hereto for purchases made from the Company by customers of the Representative. Commissions shall be paid on the net sale of the product, not including freight, taxes, returns, deductions and other services. All parties to the sale shall be responsible for its own selling expenses, including but not limited to travel , lodging, etc.

b. The Company shall charge back to the Representative's commission account the amount of any commission already created to the Representative's in connection with any and all proper and allowable future deductions made by the customer for returned goods.

c. The Company shall have the right to charge back to the Representative's commission account any commission's already credited or paid to the Representative when final settlement is made or completed with a customer on other than a full payment basis.

d. It is specifically understood and agreed that the Company shall not be liable to the Representative for commissions on any order that are not accepted by the Company or cancelled by the customer.

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e. For orders with prices less than those posted in a current price list, the Company may refuse the order, or may pay commission s below the standard commission schedule.

Any order's total price in excess of pricing in the current price list will be defined as Overage orders. Representative may add Overage only after obtaining permission from the Company. Approved Overage orders shall have the excess pricing split as follows:

•	50% to Representative*
•	10% to a marketing fund set aside for Representative's sole use to market and promote Company products. Such expenses will be reimbursed to Representative upon documentation of funds spent on behalf of Company products and can include sample expenses, lunch & learn events, travel expenses to demonstrate products to specifiers & designers, advertising expenses or similar types of items.
•	40% to Company
•	Representative has noted companies, which he has worked with for many years and should be compensated in the mark up of products to a greater degree. Illumination America therefore agrees to a split on the markup of 70% to Representative and 30% to Illumination America. The Representative will provide those names within 30 days of the execution of this contract in Exhibit "B"

7. PRICES

The Company reserves the right to establish new prices or discounts from time to time and at any time at its sole discretion, providing that the Company gives the Representative a minimum of 30 days notice in writing. Both parties will forward price upon the execution of this agreement.

8. SPECIAL PRICES AND TERMS

No special prices may be quoted by the Representatives to their customers without prior discussion with the Company and thereafter confirmed by a written quotation from the Company. Company shall keep Representative full y informed on all sales and promotional policies and programs affecting the Products and Accounts.

9. LIMITATIONS

Business Relationship

•	Representative shall maintain an appropriate sales office in the territory, obey all laws, maintain all insurance and licensing, and avoid all conflicts of interest in the conduct of its business and shall use its best efforts and devote such time as may be reasonably necessary to sell and promote the sale of the Company's products within the territory. To the maximum extent allowed by law, Representative shall not deal with a line and/or product that competes with the Company's products· without first receiving the Company's consent. Representative shall abide by The Company's policies when selling The Company products and communicate it to The Company's customers. Representative shall maintain a list of customers and prospects for The Company products and these lists shall remain the sole property of The Company.

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•	Representative will conduct all of its business in its own name and in such manner as it may see fit. Representative will pay all expenses of its business operations and will be responsible for the acts and expenses of its employees. Nothing in this agreement shall be construed that Representative is a partner, employee or agent of The Company, nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible on l y for its own actions.

•	Representative shall not, without the Company's prior written approval, enlarge or limit orders, make representations or guarantees on its behalf concerning the Company's products (it is acceptable to pass along the Company generated product literature which includes the Company's representations and guarantees), or accept the return of, or grant allowances for such products.

•	Representative shall immediately furnish to the Company any information which it may lawfully acquire relative to any of its customers which may be of proprietary benefit to the Company, including credit information, changes in key customer personnel, possible changes in purchasing patterns or needs, or any other information that will enhance the Company's ability to plan production, hold inventory, better understand customer's financial viability, grow sales with said customer, or provide a higher level of service to the customers.

•	Representative is an independent contractor, thus the Company is not responsible to various governmental agencies for Workman's Compensation insurance or any other type of employee insurance. Withholding Taxes, unemployment compensation taxes or Social Security Taxes for any employees of the Representatives. The representative has no authority expressed or implied, except as herein clearly provided, to represent the Company, and he will make no warranties or represent to customers or others except as authorized in writing by the Company.

10. TERM

The term of this agreement shall be for a period of twelve months (12) years from date of execution ("Anniversary Date") hereof, and, the same shall be automatically renewed for additional period of one (1) year (from Anniversary Date to Anniversary Date) each, unless either party terminates this agreement in accordance with the provisions of Section

11. TERMINATION

a. Either party may terminate this agreement during its term, with or without cause, by giving written notice of termination to the other party sent by certified mail at least thirty days (30) prior to the termination date.

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b. In the event of termination, commissions will be paid by Company on the representatives established accounts for as follows:

Sales made during the first 1 2-month period following termination - 70% of Commissions listed on Schedule "C".

Sales made during months 13-24 following termination - 40% of Schedule Commissions listed on Schedule "C".

Sales made after month 24 following termination - 0% Commission

12. COMPETITIVE LINES

Representative is prohibited from representing directly or indirectly competitive lines.

13. ASSIGNMENT

This agreement is not subject to assignment by either party.

14. EXPENSES

Under no circumstances will the Company be responsible for traveling expense or any other selling expense incurred by the Representative without prior written approval.

15. INDEMNITY

The Representative shall indemnify and hold harmless the Company against any injury or damage to person or property arising out of or resulting from the conduct of the Representative or any of their employees or agents.

The Company shall indemnify and hold harmless the Representative/Broker against any injury or damage to person or property arising out of or resulting from the conduct of the Company or any of their employees or agents.

16. COMPANY ASSISTANCE

The Company offers its assistance with the matters pertaining to the sale of its Products and will be available to attend sales calls if determined to be required by the Company.

17. PRODUCT WARRANTIES

The Company DOES NOT supply or extend ANY warranties for the products produced by the manufacturers. All claims and other issues associated with the products of the manufactures must be placed directly with the manufacturer.

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18. ENTIRE AGREEMENT

This instrument constitutes the entire agreement between the parties and revokes and supersedes all previous and existing agreements and there are no other undertakings or covenants, expressed or implied, oral or written, except as contained herein. The parties hereto intend to be legally bound to this Agreement. No modifications or wavier of, addition to, or deletion from, the terms of this Agreement shall be effective unless reduced to writing and signers by the Representatives or Finder and a representative of the Company authorized to execute this Agreement.

19. ATTORNEY'S FEES

In connection with any litigation arising out of the enforcement or interpretation of the Agreement, the prevailing party shall be entitled to recover from the other, all costs incurred, including reasonable attorney's fees, including without limitation trial and appellate proceedings.

20. WAVIER

No wavier hereunder of any condition or breach shall be deemed to be a continuing wavier or a waiver of any subsequent breach.

21. SEVERABILITY

In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any aspect, such as invalidity, illegality, or unenforceability, shall not affect any other provision hereof in this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

22. GOVERNING LAW

This Agreement shall be deemed a Florida contract and construed according to the laws of such state, regard less whether such Agreement is being executer by any other parties hereto in other states or otherwise. The proper and exclusive venue for any action concerning this Agreement shall be in Circuit Court in and for Palm Beach County, Florida.

23. ARBITRATION

The parties agree that any disputes arising hereunder including those relating to the construction or application of this agreement shall be settled by arbitration conducted by the American Arbitration Association (AAA) in accordance with its rules then in force and that arbitration hearings shall be held at an AAA office in, or closest to the principal office of the party against whom the action is brought. If the parties cannot agree upon an arbitrator within ten (10) days after the demand by either of them, either or both parties may request AAA to name a panel of five (5) arbitrators. The Company shall strike two (2) of the names on this list and Representative shall then strike two (2) names, and the remaining person shall be the arbitrator. The decision of the arbitrator shall be final and binding upon the parties both as to law and to fact, and shall not be appealable to any court in any jurisdiction. The parties shall share the expenses of the arbitrator equally, unless the arbitrator determines that the expenses shall be otherwise assessed.

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24. CONFIDENTIAL INFORMATION

Representative shall neither use nor disclose to any third parties any confidential information concerning the business affairs or the products of the company, which Representative may acquire during the course of its activities under this agreement. In addition, Representative shall take any and all necessary precautions to prevent any such disclosure by any and all of its employees, officers, directors, representatives, agents or sub-distributors. Representative acknowledges that any right, title and interest in and to the aforesaid confidential information is vested in the Company and that such information is the sole property of the Company. For purposes of this agreement, "confidential information" shall include, but is not limited to, trade secrets and unpatented intellectual property.

25. COMPANY SUPPLIED SAMPLE PRODUCTS

While not obligated, the company may provide samples of products it feels will help in the sale of these products to the representative. The representative will be responsible for the care of the products and be responsible for replacement costs for loss or damage by the representative or other circumstances including but not limited to potential clients or anyone else that takes position of the products the company has entrusted to the representative. Upon ending the contractual relationship with the company, the representative will return the product(s) or pay the company in full at the company's net cost to replace the product(s).

26. AUTHORITY TO EXECUTE

The Agreement and any subsequent modification, addition or deletion to the Agreement shall be effective only when signed by the President, Vice President or Managing Partner of the Companies and their Representatives.

IN. WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, moth and year first above written.

For: The Company

By:

      Name:

Date: __________

For: The Representative

By:

      Name:

Date: __________

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